EXHIBIT 10.33

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

FIRST AMENDMENT TO DRUG DISCOVERY AND DEVELOPMENT AGREEMENT

THIS FIRST AMENDMENT TO DRUG DISCOVERY AND DEVELOPMENT AGREEMENT (“Amendment”), effective as of June 17, 2009 (the “Amendment Date”), is entered into by and between Celgene Corporation, a Delaware corporation, having a principal place of business 86 Morris Avenue, Summit, NJ 07901 (“Celgene”), and Array BioPharma Inc., a Delaware corporation, having a principal place of business at 3200 Walnut Street, Boulder, Colorado 80301 (“Array”).  Celgene and Array are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”  Capitalized terms used but not defined herein have the meaning assigned to them in the Agreement (as defined below).

WHEREAS, Celgene and Array entered into that certain Drug Discovery and Development Agreement, effective as of September 21, 2007 (the “Agreement”);

WHEREAS, the Joint Research Committee has determined that research activities with respect to one of the Targets under the Discovery Program should be discontinued;

WHEREAS, the Parties, pursuant to Section 3.2.2 of the Agreement, wish to substitute for such discontinued Target a new molecular target that has been the subject of research efforts at Array prior to the Amendment Date; and

WHEREAS, the Parties desire to amend the Agreement as set forth below.

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.             This Amendment hereby amends and revises the Agreement to incorporate the terms and conditions set forth in this Amendment.  The relationship of the Parties shall continue to be governed by the terms of the Agreement, as amended.

2.             [ * ] shall cease to be a Target and is hereby deleted from Schedules 1.38 and 2.2.3(c) to the Agreement.

3.             [ * ] (the “Substitute Target”) is hereby added as a substitute target for [ * ], and Schedules 1.38 and 2.2.3(c) are hereby updated accordingly.

4.             For purposes of clarity and pursuant to Section 3.2.2(ii) of the Agreement, the Option Term for the Substitute Target shall commence on the Amendment Date.

5.             The Parties have established Clinical Candidate Guidelines for the Substitute Target.  Such Clinical Candidate Guidelines may be amended upon mutual written agreement of the Parties or subsequent Clinical Candidate Guidelines for the Substitute Target may be

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

agreed in writing by the Parties and attached to the Agreement from time to time as appropriate pursuant to Section 3.5.1 of the Agreement.

6.             For the avoidance of doubt and pursuant to Section 3.7.3(a), Array shall use Diligent Efforts during the Option Term to conduct and manage a Phase II clinical trial of the Development Compound directed to the Substitute Target only if the first IND for such Compound was filed in a division of the FDA other than the cancer division, and Celgene has not exercised the Celgene Product Option with respect to such Development Compound (or terminated the Celgene Product Option with respect to the Substitute Target), provided, however, that Array has not commenced Initiation of two (2) other Phase II clinical trials under the Agreement.

7.             In partial consideration of this Amendment, Celgene shall pay to Array a fee of Four Million Five Hundred Thousand Dollars ($4,500,000) within fifteen (15) days following the Amendment Date.

8.             Section 6.2 of the Agreement is hereby amended by adding, at the beginning of the first sentence thereof, the phrase “Subject to Section 6.2.3 below,”

9.             The Agreement is hereby amended by adding the following Section 6.2.3:

“6.2.3              If, on or before [ * ], Array presents to the JRC any Compound  which is directed to the Substitute Target as a potential Development Compound (a) that meets the Clinical Candidate Guidelines for such Target or (b) that does not strictly meet the Clinical Candidate Guidelines for such Target but, in accordance with Section 3.5.1, the Parties mutually agree that the Compound should be considered a potential Development Compound, and one of such Compounds is subsequently selected [ * ] pursuant to Section 3.5.1, then the Discovery Milestone payment amount for the Substitute Target shall equal the Discovery Milestone payment amount for the [ * ] Target (i.e., Discovery Milestone 1).”

10.           Governing Law.  This Amendment shall be interpreted and construed in accordance with the laws of the State of New York, without regard to conflicts of law principles.

11.           Counterparts.  This Agreement may be executed in two (2) counterparts, each of which shall be deemed an original, and both of which together shall constitute one and the same instrument.

12.           Following a significant change of Array’s corporate structure the parties hereby agree that (i) [ * ] shall have the right, but not the obligation, to [ * ], and (ii) if [ * ] so selects, then the financial milestones in the Agreement as they relate to the Substitute Target shall be amended as follows:

(1)           If a significant change of Array’s corporate structure occurs [ * ] for the Substitute Target program, then the discovery milestones under section 6.2 and the development milestones under section 6.3.1 of the Agreement shall be reduced in accordance with the column A of the chart below:

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(2)           If a significant change of Array’s corporate structure occurs [ * ], as applicable and in accordance with paragraph 6 above, and each as required under the Development Plan for the Substitute Target program, then the discovery milestones under section 6.2 and the development milestones under section 6.3.1 of the Agreement shall be reduced in accordance with the column B of the chart below:

(3)           If a significant change of Array’s corporate structure occurs [ * ] required under the Development Plan for the Substitute Target program, then the discovery milestones under section 6.2 and the development milestones under section 6.3.1 of the Agreement shall be reduced in accordance with the column C of the chart below:

(4)           If a significant change of Array’s corporate structure occurs [ * ] required under the Development Plan for the Substitute Target program, or, if no such [ * ] is required in accordance with paragraph 6 above, after the completion of the first Phase I clinical trial, then the discovery milestones under section 6.2 and the development milestones under section 6.3.1 of the Agreement shall remain unchanged.

	A [ * ]		B [ * ]		C [ * ]
Discovery Milestone
[ * ]	$	[ * ]	$	[ * ]	$	[ * ]
Development Milestone
[ * ]	$	[ * ]	$	[ * ]	$	[ * ]
[ * ]	$	[ * ]	$	[ * ]	$	[ * ]
[ * ]	$	[ * ]	$	[ * ]	$	[ * ]
[ * ]	$	[ * ]	$	[ * ]	$	[ * ]
[ * ]	$	[ * ]	$	[ * ]	$	[ * ]
[ * ]	$	[ * ]	$	[ * ]	$	[ * ]
[ * ]	$	[ * ]	$	[ * ]	$	[ * ]
[ * ]	$	[ * ]	$	[ * ]	$	[ * ]
[ * ]	$	[ * ]	$	[ * ]	$	[ * ]

13            For purposes of this letter, a “significant change of Array’s corporate structure” means any (i) merger, consolidation, sale of all or substantially all of Array’s assets, (ii) any conveyance, transfer or other disposition of  all or a material portion of Array’s business, property or assets, except in the ordinary course of business, which disposition [ * ] under the Agreement, or (iii) a transaction or series of related transactions, as a result of which an entity acquires shares of Array stock which together with all other voting securities of Array already owned by such entity represent fifty percent (50%) or more of the total number of voting securities of Array outstanding immediately after such acquisition. Notwithstanding the foregoing items (i) through (iii), if, after any such transaction(s), the CEO and CFO of such

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

surviving Array entity or such other surviving entity that is or becomes a party to the Agreement (the “Surviving Entity”) provides Celgene a letter demonstrating that (1) the [ * ] of such Surviving Entity is [ * ] after such transaction(s) than the entity holding the Agreement immediately prior to such transaction(s), (2) such Surviving Entity has the [ * ], as set forth in the Research Plan and Development Plan as approved by the JRC and JDC, respectively, and (3) such Surviving Entity agrees to be bound by the terms and conditions of and intends to perform its obligations under the Agreement, then such transaction(s) shall not be deemed a “significant change of corporate structure”.  Such letter from the Surviving Entity shall provide a [ * ] the research and development under the Agreement for the six month period prior to the change of corporate structure and the [ * ] the Research Plan and/or Development Plan for the six month period after the change of corporate structure.  Within thirty (30) days after receipt of the above-referenced letter, Celgene shall have the right to have an independent Third Party auditor, selected by or under authority of Celgene, audit the books and records of the Surviving Entity for the purpose of verifying the accuracy of the statements made therein; provided that such inspection shall occur upon reasonable notice and during normal business hours.  The information provided during such inspection and the results thereof shall be deemed Confidential Information of the Surviving Entity.  If upon completion of the audit, the auditor reasonably determines that the Surviving Entity will not or can not substantially satisfy items 13(1), (2), and (3) above, then [ * ] has the right, but not the obligation, to [ * ] in accordance with Paragraph 12.  For the purpose of this letter a [ * ] not reflected in the Research Plan or Development Plan, as applicable, shall be considered substantial.

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[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, Celgene and Array have caused this First Amendment to Drug Discovery and Development Agreement to be executed by their respective duly authorized representatives as of the date and year first written above.

CELGENE CORPORATION		ARRAY BIOPHARMA INC.

By:	/s/ RJ Hugan	By:	/s/ R. Michael Carruthers

Name:		Name:	R. Michael Carruthers

Title:		Title:	Chief Financial Officer